Exhibit 10.1

SETTLEMENT AGREEMENT

THIS SETTLEMENT AGREEMENT (the “Agreement”) is made as of the _8     day of September, 2008 by and between YA Global Investments, L.P., formerly known as Cornell Capital Partners, LP (“YA Global”), Viaspace, Inc. (“Viaspace”) and The Nevada Agency and Trust Company (“NATCO”) (collectively, the “Parties”). Intending to be legally bound, the Parties hereby stipulate and agree as follows:

RECITALS

A. YA Global and Viaspace are parties to the action captioned YA Global Investments, L.P. v. Viaspace, Inc. and The Nevada Agency and Trust Company, Superior Court of New Jersey, Civil Action No. C-61-08 (the “Action”).

B. In the Action, YA Global alleged that: (i) Viaspace and YA Global entered into a business arrangement in which YA Global agreed to purchase stock from Viaspace (the “Transaction”), and as part of the Transaction, YA Global received five (5) Warrants to purchase 5,775,000 shares of Viaspace common stock (the “Warrants”); (ii) Section 8 of each of the Warrants provides that the number of shares available for purchase (“Warrant Shares Issuable”) and the price per share (“Warrant Exercise Price”) will be adjusted if Viaspace issues or sells any shares of common stock at a price less than the Warrant Exercise Price; (iii) Viaspace made offerings of its common stock that implicated Section 8 of the Warrants and, consequently, affected the number of Warrant Shares Issuable and the Warrant Exercise Price; and (iv) Viaspace refused to acknowledge either (a) the new number of Warrant Shares Issuable; or (b) the adjusted Warrant Exercise Price as a result of the offerings of its common stock; and (v) NATCO had a separate obligation to issue the Warrant Shares to YA Global upon a properly completed and duly executed Exercise Notice, yet refused to deliver the requested shares of Viaspace common stock.

YA Global asserted claims for breach of contract against Viaspace and NATCO seeking specific performance and damages. Viaspace and NATCO have categorically denied and continue to deny any and all liability related to the claims asserted in the Action.

C. In order to avoid the expense and inconvenience of litigation, the Parties desire to completely and forever settle all of their disputes in accordance with the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual promises contained in this Agreement, and other good and valuable consideration, the receipt of which is hereby acknowledged, and intending to be legally bound, YA Global, Viaspace and NATCO hereby agree as follows:

1. Payment to YA Global; Reservation of Shares. Viaspace shall issue to YA Global the sum of Twenty Two Million Five Hundred Thousand (22,500,000) restricted shares of Viaspace Common Stock (the “Shares”) which shall be received by YA Global on or before that date which is the 7th business day hereafter the date in which this Agreement is signed by all the Parties. No cure period shall exist for the tendering of the Viaspace Common Stock referred to herein this paragraph. Failure to deliver the Shares in accordance with this paragraph 1 shall render this Agreement null and void. So as to provide for the provisions of Section 4 hereunder, Viaspace shall at all times for a period of one (1) year hereafter execution of this Agreement reserve an amount of common stock restricted shares in its total authorized shares, not issued or outstanding, equal to the amount of the Shares so as to facilitate any penalty that may arise in the form of Cure Shares as defined in Section 4 hereunder, if any.

2. Removal of Restrictive Legend on the Shares. Viaspace and NATCO agree to provide any and all lawful cooperation to facilitate YA Global’s resale of the Shares into the public markets free of legal restriction. Specifically, Viaspace and NATCO shall, at the sole election, and upon request by, YA Global:

(A) join in YA Global’s application, pursuant to Section 3(a)(10) of the Securities Act of 1933, as Amended (the “Act”), to a court with proper jurisdiction (“the Fairness Hearing”) seeking a ruling that declares that (i) the restrictive legend relating to the Shares may be removed pursuant to Rule 144(b)(1) promulgated under the Securities Act; and (ii) the Shares may be transferred by the Shareholder without compliance with the registration requirements of the Securities Act; Viaspace agrees to provide any and all lawful cooperation to facilitate YA Global’s disposal of the Securities pursuant to this provision, including, if necessary, supporting YA Global in its’ obtaining legal opinion(s), within three (3) business days of a request by YA Global, to dispose of such shares pursuant to Section 3(a)(10) of the Act. If Viaspace fails to support YA Global as required or within the time frames hereunder it shall be deemed to be a default of this Agreement; or

(B) assist YA Global in its obtaining valid legal opinion(s) of counsel (the “Rule 144 Opinions”), as many as required for YA Global to fully dispose of the Shares, acceptable to NATCO or any reasonable transfer agent retained by Viaspace at the times of presentation regarding the Shares stating: (a) the restrictive legend relating to the Shares may be removed pursuant to Rule 144(b)(1) promulgated under the Securities Act; and (b) the Shares may be transferred by the Shareholder without compliance with the registration requirements of the Securities Act. The failure of YA Global to obtain an order from a court as set forth in Section 2(A) above, or to obtain the Rule 144 Opinions occurring solely as a result of its failure to receive valid legal opinion(s) from legal counsel (and only after YA Global’s exhaustion of good faith, commercially reasonable efforts to identify proper counsel capable of providing such an opinion), shall trigger the default provision of Section 4 hereunder.

3. Representations and Warranties of the Parties. YA Global hereby represents and warrants that it has now and at all times retained possession of the Warrants and at no time has assigned, transferred, sold or hypothecated the Warrants (or the shares underlying the Warrants).

Viaspace hereby represents and warrants to YA Global that the “shelf” registration statement filed under Form S-3 and declared effective by the Securities and Exchange Commission on June 12, 2007 is no longer effective, and that the Share are not eligible for resale thereunder by YA Global. Viaspace represents and warrants that it is currently subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934.  Viaspace represents and warrants that it shall ensure that it remain current in its obligation to file timely periodic reports with the Securities and Exchange Commission (“Reporting Status”), so as to, among other things, permit the resale by YA Global of the Shares as contemplated under this Agreement.

4. Events of Default; Cure Methods and Timing; Penalties.

(A.) The failure of (i) YA Global to receive an order from a court as described in Section 2(A) above; or (ii) YA Global to receive a valid legal opinion as described in Section 2, above, (resulting only after YA Global has engaged in a reasonable and good faith effort to find same from a competent attorney); or (iii) Viaspace to remain current in its Reporting Status, as defined above, shall constitute a material default under this Agreement (“Event of Default”).  Upon the occurrence of such an Event of Default, YA Global shall immediately and within five (5) days of discovery of such Event of Default, notify Viaspace in writing of such occurrence and indicating the amount of the Shares unsold by YA Global at that time (“Default Notice”).

(B.) Within forty-five (45) days of its receipt of such Default Notice (“Cure Period”), Viaspace shall have either (a) remedied its status as a reporting public company and returned to Reporting Status; or (b) provided YA Global with a valid Rule 144 Opinion from a law firm suitable to the Viaspace transfer agent and to YA Global; or (c) filed a registration statement on the appropriate form with the Securities and Exchange Commission to register the Shares referenced in paragraph 1 at its own cost.

Should Viaspace fail to cure any Event of Default, if any, within the Cure Period, then within seven (7) days of the expiration of such Cure Period, Viaspace shall issue and YA Global will receive as a penalty payment an additional amount of newly issued shares of Viaspace restricted common stock equal to that amount of the Shares still owned and in the sole possession of YA Global at the time of the expiration of such Cure Period (“Cure Shares”). Should for any reason, Viaspace fail to deliver the Cure Shares within the time prescribed hereinabove then THIS AGREEMENT SHALL BE RENDERED NULL AND VOID IN ITS ENTIRETY.

5. Termination of Claims. The parties shall execute a stipulation pursuant to New Jersey Court Rule 4:37-1 dismissing all of the pending claims with prejudice, in the form of Exhibit A hereto (the “Stipulation”). Upon receipt of the Shares under Paragraph 1 and the Court order or Rule 144 Opinion(s) under Paragraph 2, YA Global’s attorney shall file the Stipulation with the Superior Court of New Jersey within five (5) business days of receipt of the Shares.

6. The Release by YA Global of Viaspace. In consideration of the payment referred to in paragraph 1 above and Viaspace and NATCO’s performance of this Agreement, YA Global and all of its parent corporations, subsidiaries, affiliates, partners, agents, representatives, predecessors, successors, assigns and all of their current and former officers, directors and shareholders (collectively, the “YA Global’s Releasing Parties”), do hereby fully and forever remise, release, acquit and forever discharge Viaspace and all of its parent corporations, subsidiaries, affiliates, partners, agents, representatives, predecessors, successors, assigns and all of their current and former officers, directors, shareholders and employees (collectively, the “Viaspace Released Parties”), from and against all actions, causes of action, choses in action, suits, debts, dues, sums of money, compensation, accounts, rentals, commissions, reckonings, bonds, bills, specialties, covenants, rights, contracts, controversies, agreements, promises, costs, damages, judgments, executions, claims, counterclaims and demands whatsoever, at law or in equity, which the YA Global Releasing Parties have or may have against the Viaspace Released Parties on the date of this Agreement, arising out of or related in any way to the subject matter of the Action that were or could have been asserted by the YA Global Releasing Parties from the beginning of time through the date of execution of this Agreement. Nothing contained in the foregoing release shall operate to discharge any of the parties’ obligations under this Agreement. THIS RELEASE SHALL NOT BE EFFECTIVE UNTIL SUCH TIME AS THE SHARES ARE DELIVERED TO YA GLOBAL IN ACCORDANCE WITH PARAGRAPH 1 OF THIS AGREEMENT. IN THE EVENT THAT THE SHARES ARE NOT DELIVERED IN ACCORDANCE WITH PARAGRAPH 1, THIS RELEASE IS NULL AND VOID.

7. The Release by YA Global of NATCO. In consideration of the delivery of the Shares referred to in paragraph 1 above and Viaspace and NATCO’s performance of this Agreement, YA Global and all of its parent corporations, subsidiaries, affiliates, partners, agents, representatives, predecessors, successors, assigns and all of their current and former officers, directors and shareholders (collectively, the “YA Global’s Releasing Parties”), do hereby fully and forever remise, release, acquit and forever discharge NATCO and all of its parent corporations, subsidiaries, affiliates, partners, agents, representatives, predecessors, successors, assigns and all of their current and former officers, directors, shareholders and employees (collectively, the “NATCO Released Parties”), from and against all actions, causes of action, choses in action, suits, debts, dues, sums of money, compensation, accounts, rentals, commissions, reckonings, bonds, bills, specialties, covenants, rights, contracts, controversies, agreements, promises, costs, damages, judgments, executions, claims, counterclaims and demands whatsoever, at law or in equity, which the YA Global Releasing Parties have or may have against the NATCO Released Parties on the date of this Agreement, arising out of or related in any way to the subject matter of the Action that were or could have been asserted by the YA Global Releasing Parties from the beginning of time through the date of execution of this Agreement. Nothing contained in the foregoing release shall operate to discharge any of the parties’ obligations under this Agreement. THIS RELEASE SHALL NOT BE EFFECTIVE UNTIL SUCH TIME AS THE SHARES ARE DELIVERED TO YA GLOBAL IN ACCORDANCE WITH PARAGRAPH 1 OF THIS AGREEMENT. IN THE EVENT THAT THE SHARES ARE NOT DELIVERED IN ACCORDANCE WITH PARAGRAPH 1 OF THIS AGREEMENT, THIS RELEASE IS NULL AND VOID.

8. The Release by Viaspace of YA Global. In consideration of the agreements and other mutual covenants set forth in this Agreement, Viaspace and all of its parent corporations, subsidiaries, affiliates, partners, agents, representatives, predecessors, and successors, assigns and all of their current and former officers, directors, shareholders and employees (collectively, the “Viaspace Releasing Parties”), do hereby fully and forever remise, release, acquit and forever discharge YA Global and all of its parent corporations, subsidiaries, affiliates, partners, agents, representatives, predecessors, successors, assigns and all of their current and former officers, directors, shareholders and employees (collectively, the “YA Global Released Parties”), from and against all actions, damages, judgments, executions, claims, counterclaims and demands whatsoever, at law or in equity, which the Viaspace Releasing Parties have or may have against the YA Global Released Parties on the date of this Agreement, arising out of or related in any way to the subject matter of the Action that were or could have been asserted by the Viaspace Releasing Parties from the beginning of time through the date of execution of this Agreement. Nothing contained in the foregoing release shall operate to discharge any of the parties’ obligations under this Agreement.

9. The Release by NATCO of YA Global. In consideration of the agreements and other mutual covenants set forth in this Agreement, NATCO and all of its parent corporations, subsidiaries, affiliates, partners, agents, representatives, predecessors, and successors, assigns and all of their current and former officers, directors, shareholders and employees (collectively, the “NATCO Releasing Parties”), do hereby fully and forever remise, release, acquit and forever discharge YA Global and all of its parent corporations, subsidiaries, affiliates, partners, agents, representatives, predecessors, successors, assigns and all of their current and former officers, directors, shareholders and employees (collectively, the “YA Global Released Parties”), from and against all actions, damages, judgments, executions, claims, counterclaims and demands whatsoever, at law or in equity, which the NATCO Releasing Parties have or may have against the YA Global Released Parties on the date of this Agreement, arising out of or related in any way to the subject matter of the Action that were or could have been asserted by the NATCO Releasing Parties from the beginning of time through the date of execution of this Agreement. Nothing contained in the foregoing release shall operate to discharge any of the parties’ obligations under this Agreement.

10. No Admissions. The settlement in connection with which this Agreement is being executed is a compromise of disputed claims and is not, and shall not be construed as, an admission or concession of any liability on the part of the parties hereto.

11. Independent Legal Advice. Each of the parties to this Agreement represents, warrants, and agrees that it has received independent legal advice from its attorneys with respect to the advisability of executing this Agreement.

12. No Presumption From Drafting. Given that all of the parties have had the opportunity to draft, review, and edit the language of this Agreement, no presumption for or against any party arising out of drafting all or any part of this Agreement will be applied in any dispute relating to, connected with, or involving this Agreement.

13. Binding. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

14. Governing Law. This Agreement has been negotiated and executed in the State of New Jersey and shall be governed by and construed in accordance with the laws of the State of New Jersey.

15. Nondispargement. The Parties agree that, for a period of two (2) years, they will not, directly or indirectly through others, denigrate, disparage, slander, criticize, defame, or make any false, negative or derogatory statements, orally in writing, concerning any of the Parties, their past actions, or the Parties’ respective employees, officers, directors, partners, limited partners, members, shareholders, affiliates, agents or attorneys.

16. Integration. This Agreement is the final written expression and the complete and exclusive statement of all of the agreements, conditions, promises, representations, and covenants between the parties with respect to the subject matter hereof, and supersedes all prior or contemporaneous agreements, negotiations, representations, understandings, and discussions between and among the parties, their respective representatives, and any other person or entity, with respect to the subject matter hereof.

17. Amendment. This Agreement may only be amended in writing executed by authorized representatives of all parties.

18. Severability. If any part of this Agreement is held to be invalid, unenforceable or illegal, such determination shall not affect any other provision of this Agreement, and this Agreement shall be construed as if the impermissible provision had never been contained herein.

19. Authority to Execute. Each individual executing this Agreement on behalf of any party represents and warrants that they are fully authorized to execute and deliver this Agreement on behalf of such party in accordance with its terms, and that this Agreement is not in violation or inconsistent or contrary to the provisions of any Agreement to which it is a party.

20. Counterparts. This Agreement may be signed in two or more counterparts, which counterparts shall constitute a single, integrated agreement binding upon all the signatories to such counterparts.

21. Headings. The headings of any paragraph of this Agreement are for convenience only and shall not be used to interpret any provision of this Agreement.

22. Prior Agreements Null and Void. Upon entering this Agreement and upon completing all performance items relating to the Share delivery and Fairness Hearing or Rule 144 opinion described in Sections 1 and 2, hereinabove, it is agreed that any and all prior agreements by and between the Parties including but not limited to: Warrant No. VSPC-1-5 between YA Global and Viaspace dated November 2, 2006, Warrant No. VSPC-2-5 between YA Global and Viaspace dated November 2, 2006, Warrant No. VSPC-3-5 between YA Global and Viaspace dated November 2, 2006, Warrant No. VSPC-4-5 between YA Global and Viaspace dated November 2, 2006, Warrant No. VSPC-5-5 between YA Global and Viaspace dated November 2, 2006, Amendment to Warrant between YA Global and Viaspace dated March 7, 2007, Securities Purchase Agreement between YA Global and Viaspace dated March 7, 2007 and Registration Rights Agreement between YA Global and Viaspace dated March 7, 2007; Irrevocable Transfer Agent Instructions dated November 2, 2006, shall each and all be rendered null and void ab initio. For the avoidance of doubt, the Parties agree that any and all claims, demands, rights, obligation, duties, consideration or otherwise as contained in the Prior Agreements is hereby null, void and ineffective upon such date as all performances by the Parties under Sections 1 and 2 hereinabove are completed.

23. Additional Representations and Warranties. The parties hereto warrant and represent that:

(a) they have received the advice of attorneys of their own choosing in connection with the preparation and execution of this Agreement;

(b) they have carefully read the terms of this Agreement and know the contents of this Agreement;

(c) they fully understand the meaning and effect of this Agreement;

(d) the entry into and execution of this Agreement is their own free and voluntary act and deed, without compulsion of any kind;

(e) except as expressly stated herein, they are not relying upon any statement or representation of any person and that no inducement except as herein expressed has been made to them; and

(f) the parties signing this Agreement possess the requisite authority to bind the entities on whose behalf they are signing, including those entities, beneficiaries, general and limited partners, subsidiaries, affiliates, officers, directors, agents, trusts and estates.

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Agreement to be executed on the day and year first written above.

YA GLOBAL INVESTMENTS, L.P.	Attest
By: /s/ David Gonzalez Name: David Gonzalez Title: General Counsel	/s/ Eric M. Hansen Eric M. Hansen
VIASPACE, INC.	Attest
By: /s/Amjad S. Abdallat Name: A.J. Abdallat Title: COO	/s/ Stephen J. Muzi Stephen J. Muzi CFO
THE NEVADA AGENCY AND TRUST COMPANY	Attest
By: /s/ Amanda Cardinalli Name: Amanda Cardinalli Title: President	/s/ Mary Ramsey Mary Ramsey Stock Transfer Manager

SUPERIOR COURT OF NEW JERSEY
CHANCERY DIVISION – HUDSON
COUNTY
:	Civil Action	No. C-61-08
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YA GLOBAL INVESTMENTS, L.P. a Cayman Island Exempted Limited	:
Partnership f/k/a CORNELL CAPITAL PARTNERS, L.P.	:
Plaintiff,	:
v.	:
VIASPACE, INC. and THE NEVADA AGENCY & TRUST COMPANY	:
Defendants. :
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STIPULATION OF DISMISSAL WITH PREJUDICE PURSUANT TO RULE 4:37-1

Plaintiff, YA Global Investments, L.P., successor-in-interest to Cornell Capital Partners, L.P. and defendants Viaspace, Inc. and The Nevada Agency & Trust Company, by their respective undersigned counsel, being the only parties remaining in the above-captioned action, hereby stipulate and agree to the dismissal of the Complaint, with prejudice. The dismissal of these claims with prejudice fully and finally resolves all of the claims in this action, and therefore, the action may be marked fully settled and dismissed.

SO AGREED:

Bressler, Amery & Ross, p.c.	DREIER STEIN KAHAN BROWNE WOODS GEORGE,
LLP
By:________________________	By:___________________________
Nikolas S. Komyati, Esquire	Gerard Casale, Esquire
325 Columbia Turnpike	The Water Garden
Florham Park, NJ 07932	1620 26th Street
Attorneys for Plaintiff	6th Floor, North Tower
YA Global Investments, L.P.	Santa Monica, CA 90404
United States of America
Attorneys for Defendants

Viaspace, Inc. and the Nevada Agency & Trust Co.